SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                         _____________

                          NEWCOR, INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
(State or other jurisdiction of incorporation or organization)

                           38-0865770
               (I.R.S. Employer Identification No.)

1825 S. Woodward, Suite 240, Bloomfield Hills, Michigan 48302
(810)253-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          NEWCOR, INC.
                  1996 NON-EMPLOYEE DIRECTORS
                        STOCK OPTION PLAN
                    (Full title of the plan)

                       W. John Weinhardt
             President and Chief Executive Officer
                          Newcor, Inc.
                  1825 S. Woodward, Suite 240
                Bloomfield Hills, Michigan 48302
                         (810) 253-2400
      (Name, address, including zip code, and telephone number,
including area code, of agent for service)
                         _____________
                            Copy to:
                      Karen A. McCoy, ESQ.
              Miller, Canfield, Paddock and Stone
                 150 West Jefferson, Suite 2500
                    Detroit, Michigan 48226
                         (313) 963-6420

                CALCULATION OF REGISTRATION FEE


 Title of     Amount to      Proposed     Proposed    Amount of
each class        be         maximum      maximum     registra-
    of        registered     offering    aggregate    tion fee
securities                  price per     offering
   to be                    share (1)     price(1)
registered
CommonStock    100,000         $8.3125    $831,250     $259.77
 $1.00 par      shares
   value



     (1) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average high and low sales prices of the Common Stock as reported on the National Association of Securities Dealers National Market System on March 7, 1997.

                            PART II

            INFORMATION REQUIRED IN THE REGISTRATION
                           STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby
are   incorporated  in  this  Registration  Statement  by reference:   (a)
Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996; and (b) the description of Registrant's common stock, $1.00 par value, included in Registrant's Exchange Act Registration Statement on Form
8-A,  dated  December  30,  1991.   All  documents  subsequently filed  by
Registrant pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

      The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as Registrant, may indemnify a director or officer against his or her expenses and judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe his or her conduct was
unlawful.   The GCL also provides that in a derivative action,a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue, or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the corporation's board of directors in specific cases.

       Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Ninth of Registrant's Restated Certificate of Incorporation, as amended, implements the foregoing provisions and provides as follows:

           NINTH. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an ction by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its quivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b)  The corporation shall indemnify any person who
was  or is a party or is threatened to be made a party to any threatened, pending  or  completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that,
despite the adjudication  of  liability  but  in  view   of   all
the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
           (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Ninth or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           (d) Any indemnification under paragraphs (a) and (b) of this Article Ninth, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

           (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

           (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (g)  The corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred  by  him  in any such capacity, or arising  out  of his status  as  such, whether or not the corporation would  have
the power   to  indemnify  him  against  such  liability  under
the provisions   of   this  Article  or  of  applicable   law.
The indemnification rights conferred in this Article Ninth shall be contract rights between the corporation and the officer or director or other individual entitled to indemnification.

           (h) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insurance is maintained on a regular basis (and not specifically in connnnection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are furnished with this Registration
Statement:

          Exhibit No.                        Description

           (4)(a)        Restated Certificate of Incorporation of
Registrant, dated July 25,  1990
                         (Filed as Exhibit 3(a) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

         (4)(a)(i) Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on April 6, 1992 (Filed as Exhibit 4(a)(i)to Registrant's Registration Statement on Form S-8 (Registration No.33-72906) and incorporated herein by reference)

          (4)(b)        By  Laws  of Registrant  as amended   to  date
                       (Filed as Exhibit 3(b) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

           (4)(c) Newcor, Inc. 1996 Non-Employee Directors Stock Option Plan (Filed as Appendix B to Registrant's proxy statement dated February 5, 1996 (File number 1-5985) and incorporated herein by reference)

            (5)        Opinion and consent of Miller, Canfield, Paddock and
                       Stone, P.L.C.

            (15)       (not applicable)

          (23)(a)      Consent of Miller,Canfield, Paddock  and Stone,
                        P.L.C. (contained in  Exhibit (5))

          (23)(b)      Consent of Coopers & Lybrand,L.L.P.

          (24) Powers of attorney (contained in the signature pages hereto)

          (25)         (not applicable)

          (28)         (not applicable)


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required  by
          Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar  as  indemnification  for  liabilities  arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,
submit to a   court   of   appropriate  jurisdiction  the   question
whether   such indemnification by it is against public policy as expressed in the Act  and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 5, 1997.

                                   NEWCOR, INC.


                             By /s/W.John Weinhardt
                                   W. John Weinhardt
                                President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both,as the case may be, of the registrant, does hereby appoint
W. John Weinhardt, William A. Lawson, John J. Garber, and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

       Signatures              Title                   Date

(1) Principal Executive
Officer:


/s/W. John Weinhardt    President and CEO          March 5, 1997
W. John Weinhardt


(2) Principal Fin'l
Officer and Principal
Accounting Officer:


/s/ John J. Garber       Treasurer, VP Finance,       March 5,1997
John J. Garber            and CFO


(3) Directors:

 /a/ William A. Lawson   Director and Chairman        March 5,1997
William A. Lawson


/s/ Jerry D. Campbell      Director                   March 11,1997
Jerry D. Campbell


/s/ Shirley E. Gofrank     Director                   March 5,1997
Shirley E. Gofrank


/s/ FrankL.Klapperich,Jr.   Director                  March 5,1997
 Frank L. Klapperich, Jr.


/s/ Jack R. Lousma         Director                   March 5,1997
   Jack R. Lousma


/s/ Richard A. Smith       Director                   March 5,1997
Richard A. Smith


/s/ Kurt O. Tech           Director                   March 5,1997
Kurt O. Tech


/s/ W. John Weinhardt      Director                   March 5,1997
   W. John Weinhardt


                      EXHIBIT INDEX


Exhibit No.                  Description


 (4)(a)        Restated   Certificate   of Incorporation   of
               Registrant, dated July 25, 1990 (Filed as Exhibit 3(a) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

 (4)(a)(i) Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on April 6, 1992 (Filed as Exhibit
               (4)(a)(i) to Registrant's Registration Statement on Form S-8 Registration No. 33-72906) and incorporated herein by reference)

 (4)(b) By Laws of Registrant as amended to date (Filed as Exhibit 3(b) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

 (4)(c)        Newcor,  Inc. 1996 Non-Employee Directors  Stock Option
               Plan (Filed as Appendix B to Registrant's proxy statement dated February 5, 1996 (File number 1-5985) and incorporated herein by reference)

 (5) Opinion and Consent of Miller, Canfield, Paddock and Stone, P.L.C.

 (23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5))

 (23)(b)       Consent of Coopers & Lybrand, L.L.P.

 (24) Powers of Attorney (contained in the signature pages hereto)



Exhibit (5)

      [letterhead of Miller, Canfield, Paddock and Stone, P.L.C.]

                                March 11, 1997

Newcor, Inc.
1825 S. Woodward Avenue, Suite 240
Bloomfield Hills, Michigan 48302

Gentlemen:

       With  respect  to  the  registration  statement  on  Form
S-8  (the "Registration  Statement")  being  filed  today  with  the
Securities  and Exchange   Commission  (the  "Commission")  by  Newcor,
Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 100,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the Newcor, Inc. 1996 Non-Employee Directors Stock Option Plan (the "Plan") by Plan participants (which Registered Shares may consist of shares already issued and held in the treasury of the Company, or newly issued shares), we, as your counsel, have examined such certificates, nstruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1.   The Registered Shares have been legally authorized.

     2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.






Exhibit (23)(b)

                   [letterhead of Coopers & Lybrand, L.L.P.]


                    Consent of Independent Accountants

We consent to the incorporation by reference in the Registration
Statement of Newcor, Inc. on Form S-8 of our report dated December 5, 1996, on our audits of the consolidated financial statements of Newcor, Inc.
as of October 31, 1996 and 1995, and for the years ended October 31, 1996, 1995, and 1993, which report is incorporated by reference from the Annual Report on Form 10-K for the year ended October 31, 1996.

/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
March 7, 1997